EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements filed on July 13, 1988 (Reg. No. 33-23059), September 24, 1990 (Reg. No. 33-36872) and September 9,1997
(Reg. No. 333-35225).





ARTHUR ANDERSEN LLP

Houston, Texas
June 18, 1998